CONSENT OF INDEPENDENT AUDITORS





The Trustees and Shareholders
Keystone State Tax Free Fund-Series II
Keystone State Tax Free Fund
Evergreen Tax Free Trust



         We consent to the use of our report dated May 2, 1997 incorporated by reference herein and to the references to our firm under the captions "Financial Highlights" in the prospectuses.





                                                     /s/ KPMG Peat Marwick LLP
                                                         KPMG Peat Marwick LLP

Boston, Massachusetts
September 18, 1997